UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2026

VOLATO GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41104	86-2707040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1954 Airport Road, Suite 124

Chamblee, GA 30341

(Address of principal executive offices) (zip code)

844-399-8998

Registrant’s telephone number, including area code

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SOAR	NYSE American LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SOARW	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed, on July 28, 2025, Volato Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger and Reorganization (as subsequently amended, the “Merger Agreement”) with Volato Merger Subsidiary, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and M2i Global, Inc., a Nevada corporation (“M2i Global”), pursuant to which Merger Sub would merge with and into M2i Global, with M2i Global surviving the merger as a wholly-owned subsidiary of the Company.

On June 4, 2026, the Company delivered written notice to M2i Global terminating the Merger Agreement pursuant to Section 10.1 thereof and abandoning the transactions contemplated thereby. Under the Merger Agreement, the merger was required to be consummated by an outside date of March 31, 2026 (as extended pursuant to Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated January 19, 2026), and the merger was not consummated by that date. The Company did not incur, and will not incur, any termination fee or penalty in connection with the termination of the Merger Agreement. The termination of the Merger Agreement shall have the effects set forth in Section 10.2 thereof.

The Company terminated the Merger Agreement as part of its evaluation of strategic alternatives. In connection with that process, the Company has received and is evaluating unsolicited letters of intent, that the Company believes may provide greater value to its shareholders than the transactions contemplated by the Merger Agreement.

The Company intends to continue evaluating other possible strategic transactions and opportunities to enhance shareholder value. However, there can be no assurance that any such discussions, evaluations or efforts will result in a definitive agreement or completed transaction.

Forward Looking Statements

This Current Report on Form 8-K contains certain statements that may be deemed to be “forward-looking statements” within the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “goal,” “could” or “may” or other similar expressions. Forward-looking statements provide management or the board’s current expectations or predictions of future conditions, events, or results. All statements that address operating performance, events, or developments that may occur in the future are forward-looking statements, including statements regarding the Company’s evaluation of potential strategic transactions and the expected effects of the termination of the Merger Agreement. All forward-looking statements speak only as of the date they are made and reflect the Company’s good faith beliefs, assumptions, and expectations, but they are not guarantees of future performance or events. Furthermore, Volato disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, the risk that the Company may be unable to identify or consummate an alternative strategic transaction on acceptable terms or at all, the risk that the termination of the Merger Agreement may adversely affect the Company’s business, financial condition or stock price, the risk that the Company may not be able to maintain compliance with all continued listing requirements of NYSE American, and a variety of economic, competitive, and regulatory factors, many of which are beyond Volato’s control, that are described in Volato’s periodic reports filed with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, subsequent reports filed with the SEC, and other factors that Volato may describe from time to time in other filings with the SEC. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2026

Volato Group, Inc.

By:	/s/ Mark Heinen
Name:	Mark Heinen
Title:	Chief Financial Officer